FINANCIAL STATEMENTS

Crossmed S.p.A.
Year Ended December 31, 2016
With Independent Auditors’ Report

Crossmed S.p.A.
FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Shareholder of
Crossmed S.p.A.

We have audited the accompanying financial statements of Crossmed S.p.A. (the "Company"), which comprise the balance sheet as of December 31, 2016 and the related statements of operations, cash flows and stockholders’ equity for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crossmed S.p.A. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche S.p.A.

Turin, Italy
September 19, 2017

Crossmed S.pA.
Balance Sheet

December 31, 2016
Assets
Current assets:
Cash and cash equivalents	€198,514
Trade receivables, net of doubtful accounts of €148,516 as of December 31, 2016.	3,168,251
Inventories	886,983
Other current assets	555,369
Assets held for sale	228,912
Total current assets	5,038,029
Fixed assets	776,581
Financial assets	420,000
Total assets	€6,234,610
Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	2,137,105
Accrued liabilities	1,226,919
Other payables	331,560
Total current liabilities	3,695,584
Provisions	247,216
Provision for employees termination benefits	95,095
Other non-current liabilities	1,408,563
Total liabilities	5,446,458
Stockholders’ equity:
Share capital	110,000
Retained earnings	678,152
Total stockholders’ equity	788,152
Total liabilities and stockholders’ equity	€6,234,610
See accompanying notes to the audited financial statements

Crossmed S.p.A.
Statement of Operations

Year Ended December 31, 2016
Revenue	€7,995,426
Cost of revenue	4,880,443
Gross profit	3,114,983
Operating expenses:
Sales, general and administrative	2,350,161
Total operating expenses	2,350,161
Operating income	764,822
Interest expense	109,045
Other (income) expense, net	(52,887)
Income before income taxes	708,664
Provision for income taxes	280,427
Net income	€428,237
See accompanying notes to the audited financial statements

Crossmed S.p.A.
Statement of Cash Flows

Year Ended December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	€428,237
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	147,233
Provision for doubtful accounts	85,901
Provision for employees, directors and agents termination, net	76,695
Changes in operating assets and liabilities:
Trade receivables	(629,129)
Inventories	(205,936)
Other receivables	(133,525)
Deferred tax liabilities, net	(4,973)
Trade payables	698,476
Other payables	36,401
Net cash used in operating activities	499,380
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets and assets held for sale, net	(378,363)
Net cash used in investing activities	(378,363)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of corporate bonds	(14,030)
Proceeds from financial debts	132,319
Payment of financial debts	(14,358)
Payment of dividends	(80,000)
Net cash provided by financing activities	23,931
Net Increase in Cash and Cash Equivalents	144,948
CASH AND CASH EQUIVALENTS—Beginning of period	53,566
CASH AND CASH EQUIVALENTS—End of period	€198,514
See accompanying notes to the audited financial statements

Crossmed S.p.A.
Statement of Stockholders’ Equity

	Share Capital	Retained Earnings	Total Stockholders’ Equity
Balance at December 31, 2015	€110,000	€329,915	€439,915
Net income	—	428,237	428,237
Dividends	—	(80,000)	(80,000)
Balance at December 31, 2016	€110,000	€678,152	€788,152
See accompanying notes to the audited financial statements

Crossmed S.p.A.
Notes to Financial Statements

Note 1. Organization and Description of Business
Crossmed S.p.A. is a healthcare Company focused on interventional therapies. The Company purchases and distributes medical and surgical devices that primarily addresses medical conditions and significant clinical needs across two major markets:

•	neurovascular

•	peripheral vascular
The Company’s products portfolio is distributed in Italy by seven sellers and by multi-mandatory agents to ensure nationwide coverage.
The Company’s premises are located in Grugliasco (Turin) and Milan. As of December 31, 2016, the Company had 14 employees.
Note 2. Summary of Significant Accounting Policies

Basis of presentation

The financial statements have been prepared solely for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 03-05 of Regulation S-X. As the financial statements have been prepared for this purpose, statements does not present comparative periods.

All necessary adjustments have been made to prepare the accompanying financial statements on the basis of U.S. GAAP and is presented in Euro.
Cash and cash equivalents
Cash and cash equivalents, including cash at bank balances, are stated at their nominal value. The majority of the Company’s cash and cash equivalents are held in banks.
Receivables
Receivables are accounted at their expected realizable value. An allowance for doubtful accounts is accounted on the basis of an assessment of risks on overdue amounts. The Company considers factors such as historical experience, credit quality, age of the accounts receivable balances, geographic related risks and economic conditions that may affect a customer’s ability to pay. As of December 31, 2016, trade receivables from two customers exceeded 10% of total trade receivable.
Receivables are derecognized when the Company no longer has the contractual right to receive the related cash flows. When the Company retains substantially all the risks and rewards of ownership, or retained control of the receivable, it continues to recognize the receivable and a corresponding financial liability is recorded against the financial advances.

Inventories
Inventories are stated at the lower of the cost (determined using the weighted average costs method) or the market value. Inventories are composed of medical and surgical devices that are subject to expiration date. All expired products as of December 31, 2016 were written-off. As of December 31, 2016, the Company’s entire inventory was finished goods.

Fixed assets
Fixed assets are stated at acquisition cost, net of accumulated depreciation. Subsequent expenditures are capitalized only if they increase the future economic benefits of the asset which they are related. All other expenditures are expensed as incurred.

Crossmed S.p.A.
Notes to Financial Statements

Depreciation is computed using the straight-line method over the estimated useful lives as follows:

Useful Life
Buildings	33 years
Machinery	7 years
Equipment	5 to 7 years
Licenses and software	5 years
Other fixed assets	4 to 8 years
Other fixed assets included leasehold improvements which are amortized according to the straight-line method over the shorter of the lease term and the estimated useful life.
Upon retirement or sale, the cost and the related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the statement of operations. Maintenance and repairs are charged to statement of operations as incurred.
Assets held for sale are measured at the lower of their carrying amount and fair value.
Impairment of long-lived assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such an event occurs, management determines whether there has been impairment by comparing the anticipated undiscounted future net cash flows to the related asset carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset.

Assets held under capital leases
Lease agreements are evaluated to determine whether they are capital or operating leases in accordance with the authoritative guidance. When any one of the four test criteria in the authoritative guidance is met, the lease then qualifies as a capital lease. Capital leases are capitalized at the lower of the net present value of the total amount payable under the leasing agreement (excluding finance charges) or the fair market value of the leased asset. Capital lease assets are depreciated on a straight-line basis, over a period consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the term of the capital lease obligation in relation to the carrying value of the capital lease.
Financial assets
Bank’s corporate bonds, held-to-maturity as collateral of loans subscribed by the Company, are accounted as non-current assets at cost, which is lower than the estimated market value.
Accrued liabilities
Accrued liabilities consisting of loan payables and advances received from factoring Companies are recognized at their nominal value.
Provisions
The Company recognizes provisions when it is probable that an out flow of resources will be required to satisfy that obligation and when a reliable estimate of the amount can be made. Changes in estimates are reflected in the income statement in the year in which they occur.
Provision for employees termination indemnities
According to the Italian law, the employee severance indemnity (“TFR”) represents a deferred compensation that will become payable to all employees upon termination of their employment for any reason. The amount is calculated in accordance with the statutory requirements and national labor contracts. A provision is accrued every year, consisting of a quota based on labor cost plus a revaluation to adjust the reserve for inflation. Legislation relating to the TFR was amended by Law 296 of December 27, 2006 and subsequent decrees and regulations issued in the first half of 2007. As a result of those changes, benefits accruing after that date are classified as defined contributions.

Crossmed S.p.A.
Notes to Financial Statements

Revenue recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Evidence of an arrangement consists of customer orders and the Company typically considers delivery to have occurred once title and risk of loss has been transferred and the product has been delivered to the customer. The Company typically recognizes revenue when products are delivered to hospital customers or distributors. However, with respect to products that the Company consigns to hospitals, the Company recognizes revenue at the time hospitals utilize products in a procedure. Revenues are presented net of any adjusting items. For the year ended December 31, 2016, one customer (a distributor) represented approximately 14% of total revenue.
Foreign currency translation
Receivables and payables denominated in foreign currencies are translated at the year-end exchange rates. Foreign exchange gains and losses resulting from the valuation at year-end are recognized in the income statement as financial income or expenses.
Income taxes
The tax charge for the year is determined on the basis of existing law and regulations. Deferred taxes are calculated on temporary differences existing between the carrying amount of an asset or liability in the statutory financial statements and its corresponding tax basis. Deferred tax assets resulting from unused tax losses (if any) and temporary differences are recognized to the extent that it is probable that future taxable profit will be available against which they can be utilized. Current and deferred income taxes and liabilities are offset when there is a legal right to do so. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the temporary difference is reversed. Currently, the statutory tax rate is equal to 27.9%. As of December 31, 2016, the Company had deferred tax assets and deferred tax liabilities of Euro 31 thousand and Euro 53 thousand, respectively.
Use of estimates
The preparation of the financial statements require management of making estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from those estimates.
Recently Issued Accounting Standards
In July 2015, the Financial Accounting Standards Board (“ FASB ”) issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The standard is effective for fiscal years and interim periods beginning after December 15, 2018. Early adoption is permitted for all periods beginning after December 15, 2018. The Company is currently evaluating the impact of adopting this standard.
In February 2016, the FASB issued ASU No. 2016-02, Leases, which amends the existing accounting standards for leases. Under the new guidance, a lessee will be required to recognize a lease liability and right-of-use asset for all leases with terms in excess of twelve months. The new guidance also modifies the classification criteria and accounting for sales-type and direct financing leases, and requires additional disclosures to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. Consistent with current guidance, a lessee’s recognition, measurement, and presentation of expenses and cash flows arising from a lease will continue to depend primarily on its classification. The accounting standard is effective for fiscal years beginning after December 15, 2019, and must be applied using a modified retrospective approach. Early adoption is permitted. While the Company is continuing to assess all potential impacts of the standard, it expects that most of its lease commitments will be subject to the updated standard and recognized as lease liabilities and right-of-use assets upon adoption.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses. The standard changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The Company will recognize an allowance for credit losses on available-for-sale securities rather than deductions in amortized cost. The standard is effective for fiscal years beginning after December 15, 2020. Early adoption is permitted for all periods beginning after December 15, 2019. The Company is currently evaluating the impact of adopting this standard.

Crossmed S.p.A.
Notes to Financial Statements

Note 3. Balance Sheet Components
Other current assets
Other current assets includes the following items:

December 31, 2016
Receivables from shareholder Raffavena	€400,500
Other	154,869
Total	€555,369
As of December 31, 2016, “Other receivables” include a financial receivable from Raffavena S.r.l. (a company fully owned by a Crossmed shareholder), put into liquidation on December 1, 2016.
Assets held for sale

December 31, 2016
Cars held for sale	€68,912
Building held for sale	160,000
Total	€228,912

Assets held for sale relate to a building located in Turin and two cars which were sold during the first half of 2017. Such assets have been accounted at their selling price with an impairment of Euro 13 thousand accounted for in 2016.
Fixed assets
Fixed assets consisted of the following:

	December 31, 2016
	Carrying Amount	Accumulated Depreciation	Net
Building	€459,000	€(83,768)	€375,232
Machinery	44,609	(40,685)	3,924
Equipment	95,091	(36,819)	58,272
Leasehold improvements	125,342	(39,502)	85,840
Licenses	4,535	(4,159)	376
Software	350	(350)	—
Other fixed assets	442,737	(189,800)	252,937
Total	€1,171,664	€(395,083)	€776,581
The building (Euro 375 thousand, net of the related accumulated depreciation) is located in Milan and is held under a finance lease.
Leasehold improvements are amortized using the straight-line method over the shorter of the rent terms and the estimated useful life of the asset. The rent contracts will expire in June 2019/2020 (cars) and 2028 (building).

Crossmed S.p.A.
Notes to Financial Statements

Financial assets
Financial assets (Euro 420 thousand as of December 31, 2016) are represented by corporate bonds held as collateral of the loans subscribed by the Company. Expiration dates correspond to the final date of repayment of the loans:

	December 31, 2016
Bond Issuer	Carrying amount	Expiring date	Estimated Fair Value as of December 31, 2016
B. del Piemonte	€50,000	March 17, 2019	€50,444
B. del Piemonte	10,000	April 8, 2020	10,035
B. del Piemonte	35,000	July 15, 2020	35,133
B. del Piemonte	10,000	February 24, 2022	9,986
Banco Desio	65,000	February 26, 2020	65,241
Banco Desio	140,000	November 15, 2018	147,831
B.Pop. Di Novara	110,000	October 30, 2020	110,187
Total	€420,000		€428,857
Accrued liabilities
Accrued liabilities are detailed as follows:

December 31, 2016
Bank payables	€1,034,582
Leasing payables	58,779
Factoring liabilities	133,558
Total	€1,226,919
Accrued liabilities classified as current liabilities include short-term borrowings from banks and other financing with an original maturity date falling within twelve months, as well as the current portion of long-term debt.
Bank payables include the mortgage (Euro 69 thousand) related to the building located in Turin, which has been extinguished in 2017 in connection with the sale of the building.
 Future minimum lease payments as of December 31, 2016 are as follows:

Lease Payments
Year Ending December 31:
2017	€96,523
2018	95,428
2019	89,886
2020	63,224
2021	55,320
Thereafter	210,020
Total future minimum lease payments	€610,401
Other payables
Other payables consist of the following:

December 31, 2016
Tax payables (IRES and IRAP)	€155,418
Other	176,142
Total	€331,560

Crossmed S.p.A.
Notes to Financial Statements

Provisions
Provisions are detailed as follows:

December 31, 2016
Severance directors indemnity	€240,400
Other	6,816
Total	€247,216
According to the shareholder’s resolution dated February 3, 2009, the severance directors indemnity is accrued on annual basis and is equal to one sixth of the emolument matured by each member of the Board.
Provision for employees termination benefits
During the year, the provision for employees termination benefits changed as follows:

	December 31, 2015	Provision and revaluation	Utilization	December 31, 2016
Provision for employees termination benefits	€74,476	€30,480	€(9,861)	€95,095
Reserve for employees termination benefits is composed by accruals recorded after January 1, 2007 and is to be considered as a defined contribution plan.
Other non-current liabilities

December 31, 2016
Debt for financial leasing	€377,718
Long term trade payable	761,663
Bank loans	269,182
Total	€1,408,563
Non-current liabilities include payables with maturity date greater than twelve months, net of the current portion.
The caption includes debt for leasing contracts, long-term trade debts towards with a supplier bearing 1.5% interest and bank loans due after 2017.
Note 4. Income taxes
Income taxes are composed as follows:

December 31, 2016
Current income taxes	€(285,400)
Deferred income taxes	4,973
Total	€(280,427)
As a general rule, the ordinary term for tax assessment is December 31 of the fourth year subsequent to the one in which the tax return has been filed; therefore, open fiscal years are 2012, 2013, 2014, 2015 and 2016. At present, there are no open disputes towards the Italian Tax Authorities.
Note 5. Subsequent event
On July 3, 2017, Penumbra Inc. (“Penumbra”) acquired all of the outstanding shares of the Company for an initial purchase price of Euro 8.6 million in cash, subject to customary post-closing adjustments for working capital and financial debt. Penumbra will pay additional consideration in the form of milestone payments based on Crossmed’s net revenue, and may pay additional consideration based on incremental net revenue, for each of the years ending December 31, 2017, 2018 and 2019. As part of the above payments, Penumbra has paid the financial receivable towards Raffavena S.r.l. accounted for in the financial statements as of December 31, 2016.